AMENDMENT,
                                             DATED NOVEMBER 18, 2002,
                                                        TO
                                          RULE 18F-3 MULTIPLE CLASS PLAN
                                                RYDEX SERIES FUNDS,
                                              DATED AUGUST 28, 2000,
                                                    AS AMENDED

                                                   AMENDMENT TO

                                          RULE 18F-3 MULTIPLE CLASS PLAN

                                                    Schedule A
-------------------------------------------------------------------------------------------------------------------------
FUND                                   INVESTOR CLASS         ADVISOR CLASS         A CLASS     C CLASS     H CLASS
-------------------------------------------------------------------------------------------------------------------------
Nova                                   X                      X                     X           X
-------------------------------------------------------------------------------------------------------------------------
Ursa                                   X                      X                     X           X
-------------------------------------------------------------------------------------------------------------------------
OTC                                    X                      X                     X           X
-------------------------------------------------------------------------------------------------------------------------
Arktos                                 X                                            X           X
-------------------------------------------------------------------------------------------------------------------------
U.S. Government Bond                   X                                            X           X
-------------------------------------------------------------------------------------------------------------------------
Juno                                   X                                            X           X
-------------------------------------------------------------------------------------------------------------------------
U.S. Government Money Market           X                      X                     X           X
-------------------------------------------------------------------------------------------------------------------------
Nova Master
-------------------------------------------------------------------------------------------------------------------------
Ursa Master
-------------------------------------------------------------------------------------------------------------------------
OTC Master
-------------------------------------------------------------------------------------------------------------------------
Arktos Master
-------------------------------------------------------------------------------------------------------------------------
Juno Master
-------------------------------------------------------------------------------------------------------------------------
Utilities Master
-------------------------------------------------------------------------------------------------------------------------
Medius Master
-------------------------------------------------------------------------------------------------------------------------
Large-Cap Europe                                                                    X           X           X
-------------------------------------------------------------------------------------------------------------------------
Large-Cap Japan                                                                     X           X           X
-------------------------------------------------------------------------------------------------------------------------
Mekros                                                                              X           X           X
-------------------------------------------------------------------------------------------------------------------------
Medius                                                                              X           X           X
-------------------------------------------------------------------------------------------------------------------------
Banking                                X                      X                     X           X
-------------------------------------------------------------------------------------------------------------------------
Basic Materials                        X                      X                     X           X
-------------------------------------------------------------------------------------------------------------------------
Biotechnology                          X                      X                     X           X
-------------------------------------------------------------------------------------------------------------------------
Consumer Products                      X                      X                     X           X
-------------------------------------------------------------------------------------------------------------------------
Electronics                            X                      X                     X           X
-------------------------------------------------------------------------------------------------------------------------
Energy                                 X                      X                     X           X
-------------------------------------------------------------------------------------------------------------------------
Energy Services                        X                      X                     X           X
-------------------------------------------------------------------------------------------------------------------------
Financial Services                     X                      X                     X           X
-------------------------------------------------------------------------------------------------------------------------
Health Care                            X                      X                     X           X
-------------------------------------------------------------------------------------------------------------------------
Internet                               X                      X                     X           X
-------------------------------------------------------------------------------------------------------------------------
Leisure                                X                      X                     X           X
-------------------------------------------------------------------------------------------------------------------------
Precious Metals                        X                      X                     X           X
-------------------------------------------------------------------------------------------------------------------------
Real Estate                            X                      X                     X           X
-------------------------------------------------------------------------------------------------------------------------
Retailing                              X                      X                     X           X
-------------------------------------------------------------------------------------------------------------------------
Sector Rotation                                                                     X           X           X
-------------------------------------------------------------------------------------------------------------------------
Core Equity Fund                                                                    X           X           X
-------------------------------------------------------------------------------------------------------------------------
Technology                             X                      X                     X           X
-------------------------------------------------------------------------------------------------------------------------
Telecommunications                     X                      X                     X           X
-------------------------------------------------------------------------------------------------------------------------
Transportation                         X                      X                     X           X
-------------------------------------------------------------------------------------------------------------------------
Utilities                              X                      X                     X           X
-------------------------------------------------------------------------------------------------------------------------

                                                             Exhibit F
                               RYDEX SERIES FUNDS
                        CERTIFICATE OF CLASS DESIGNATION

                                 A CLASS SHARES

1.       Class-Specific Distribution Arrangements; Other Expenses.

     A Class Shares are subject to asset-based fees under a Distribution Plan (the "Plan"). Pursuant to Rule 12b-1, The Trust, on behalf of the applicable Fund, will make monthly payments to the Distributor for providing distribution services under the Plan approved by the Board of Trustees, at an annual rate of up to .25% of each Fund's average daily net assets attributable to the A Class Shares. The Distributor will use this fee to compensate service providers for providing distribution-related services, on-going account maintenance and other services to shareholders (including, when applicable, any underlying beneficial owners) including, but not limited to, answering routine customer inquiries concerning their investments.

2.       Eligibility of Purchasers

     A Class Shares require a minimum initial investment of $1,000 for retirement accounts, and $2,500 for all other accounts.

3.       Exchange Privileges

     A Class Shares of each Fund may be exchanged for A Class Shares of any other Fund in accordance with the procedures disclosed in the Trust's Prospectus, and subject to any applicable limitations resulting from the closing of Funds to new investors. Investors may also exchange A Class Shares of the U.S. Government Money Market Fund for any A Class Shares of the Rydex Dynamic Funds.

4.       Voting Rights

     Each A Class Shareholder will have one vote for each full A Class Share held and a fractional vote for each fractional A Class Share held. A Class Shareholders will have exclusive voting rights regarding any matter submitted to shareholders that relates solely to A Class Shares (such as a distribution plan relating to A Class Shares), and will have separate voting rights on any other matter submitted to shareholders in which the interests of the A Class Shareholders differ from the interests of holders of any other class.

5.       Conversion Rights

         A Class Shares do not have a conversion feature.